GRANT THORNTON

Grant Thornton LLP
Chartered Accountants
Management Consultants

 To the Board of Directors of Millennium Capital Venture Holdings, Inc.

c/o W. Scott Lawler, Esq. - Legal Counsel
1530 9th Avenue, S.E.
Calgary, Alberta. T2G OT7

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Grant Thornton LLP, independent chartered accountants, do hereby consent to the use of our report dated March 24, 2003, relating to the independent auditor's reports and audited financial statements of Millennium Capital Venture Holdings Inc. as of December 31, 2002 and 2001 and for the calendar years then ended as appears in Millennium Capital Venture Holdings Inc.'s SB-2 Registration Statement to be filed with the U.S. Securities and Exchange Commission.

Dated: October 17, 2003

(Signed) "Grant Thornton LLP"

________________________

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